Exhibit 99.3

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED AND CONDENSED FINANCIAL INFORMATION
INTRODUCTION

The following unaudited pro forma financial statements have been derived from the historical consolidated financial statements of Martin Midstream Partners L.P. (“the Partnership”) and the historical consolidated financial statements of Atlas Pipeline NGL Holdings, LLC and Atlas Pipeline NGL Holdings II, LLC (collectively, "Holdings") and Cardinal Gas Storage Partners LLC ("Cardinal"). The pro forma financial statements should be read in conjunction with the accompanying notes to pro forma financial statements and with the historical financial statements and related notes for the Partnership, Holdings and Cardinal filed with the Securities and Exchange Commission.

The pro forma financial statements give pro forma effect to the Transaction and the acquisition of Holdings. The pro forma balance sheet assumes the Transaction, the acquisition of Holdings and the related borrowings under our credit facility occurred on June 30, 2014. The pro forma statements of operations assume the Transaction, the acquisition of Holdings and the related borrowings under our credit facility occurred on January 1, 2013.

The pro forma adjustments are based upon currently available information and certain estimates and assumptions, and therefore the actual adjustments will differ from the pro forma adjustments. However, management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the acquisition as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial statements. The pro forma financial statements may not be indicative of the results that actually would have occurred if we had completed the acquisition and the offering on the dates indicated. In addition, the pro forma financial statements are not necessarily indicative of the results of our future operations.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED AND CONDENSED BALANCE SHEET
As of June 30, 2014
(In thousands)

	MMLP Historical	Cardinal	Pro Forma Adjustments		Pro Forma Consolidated
Assets
Cash	$2,704	$4,373	$120,000	(a)	$7,077
			(120,000)	(b)
Restricted cash	—	13,450	(13,450)	(c)	—
Accounts and other receivables, net	145,418	3,085	—		148,503
Product exchange receivables	4,164	—	—		4,164
Inventories	113,346	—	—		113,346
Due from affiliates	21,915	—	—		21,915
Other current assets	11,173	3,707	—		14,880
Total current assets	298,720	24,615	(13,450)		309,885

Property, plant and equipment, at cost	970,170	665,824	(286,718)	(b)	1,349,276
Accumulated depreciation	(329,772)	(52,285)	52,285	(b)	(329,772)
Property, plant and equipment, net	640,398	613,539	(234,433)		1,019,504

Goodwill	23,802	—	—		23,802
Investment in unconsolidated entities	266,445	—	(116,263)	(b)	150,182
Debt issuance costs, net	14,191	7,052	(7,052)	(b)	14,191
Intangible assets, net	—	942	94,974	(b)	95,916
Fair value of derivatives	547	—	—		547
Other assets, net	6,653	275	—		6,928
	$1,250,756	$646,423	$(276,224)		$1,620,955

Liabilities and Partners’ Capital
Current portion of long-term debt	$—	$12,420	$(12,420)	(c)	$—
Trade and other accounts payable	121,578	8,141	—		129,719
Product exchange payables	22,078	—	—		22,078
Due to affiliates	6,555	—	—		6,555
Income taxes payable	818	—	—		818
Other accrued liabilities	18,806	—	—		18,806
Total current liabilities	169,835	20,561	(12,420)		177,976

Long-term debt, less current installments	692,168	271,416	120,000	(a)	1,082,554
			270,386	(c)
			(271,416)	(c)
Other long-term obligations	2,020	935	—		2,955
Total liabilities	864,023	292,912	106,550		1,263,485

Commitments and contingencies
Partners’ capital	386,733	353,511	(29,263)	(b)	357,470
			(353,511)	(b)
	$1,250,756	$646,423	$(276,224)		$1,620,955

See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED AND CONDENSED STATEMENT OF OPERATIONS
Year Ended December 31, 2013
(In thousands, except per unit amounts)

	MMLP Historical	Holdings	Cardinal	Pro Forma Adjustments		Pro Forma Consolidated
Revenues:
Terminalling and storage	$115,965	$—	$—	$—		$115,965
Marine transportation	98,523	—	—	—		98,523
Natural gas services	—	—	52,762	—		52,762
Sulfur services	12,004	—	—	—		12,004
Product sales:
Natural gas services	984,653	—	—	—		984,653
Sulfur services	201,120	—	—	—		201,120
Terminalling and storage	221,245	—	—	—		221,245
	1,407,018	—	—	—		1,407,018
Total revenues	1,633,510	—	52,762	—		1,686,272

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	944,961	—	—	—		944,961
Sulfur services	157,723	—	—	—		157,723
Terminalling and storage	195,640	—	—	—		195,640
	1,298,324	—	—	—		1,298,324
Expenses:
Operating expenses	172,043	197	14,285	—		186,525
Selling, general and administrative	29,397	—	7,998	—		37,395
Impairment	—	—	129,384	—		129,384
Depreciation and amortization	52,240	—	18,752	29,192	(k)	100,184
Total costs and expenses	1,552,004	197	170,419	29,192		1,751,812
Other operating income	1,166	—	—	—		1,166
Operating income (loss)	82,672	(197)	(117,657)	(29,192)		(64,374)

Other income (expense):
Equity in earnings (loss) of unconsolidated entities	(53,048)	4,988	—	(80)	(d)	6,086
				54,226	(f)
Debt prepayment premium	(272)	—	—	—		(272)
Interest expense	(42,495)	(2)	(9,798)	(4,239)	(e)	(59,156)
				(3,485)	(h)
				863	(j)
Other, net	542	—	(828)	—		(286)
Total other income (expense)	(95,273)	4,986	(10,626)	47,285		(53,628)
Net income (loss) before taxes	(12,601)	4,789	(128,283)	18,093		(118,002)
Income tax expense	(753)	—	—	—		(753)
Net income (loss)	(13,354)	4,789	(128,283)	18,093		(118,755)
Less general partner's interest in net (income) loss	267	—	—	—		267
Less pre-acquisition (income) loss allocated to Parent	—	—	—	—		—
Less loss allocable to unvested restricted units	40	—	—	—		40
Limited partner's interest in net income (loss)	$(13,047)	$4,789	$(128,283)	$18,093		$(118,448)

Net loss per unit attributable to limited partners - basic	$(0.49)					$(4.46)
Weighted average limited partner units - basic	26,558					26,558

Net loss per unit attributable to limited partners - diluted	$(0.49)					$(4.46)
Weighted average limited partner units - diluted	26,558					26,558

See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
UNAUDITED PRO FORMA CONSOLIDATED AND CONDENSED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2014
(In thousands, except per unit amounts)

	MMLP Historical	Holdings (i)	Cardinal	Pro Forma Adjustments		Pro Forma Consolidated
Revenues:
Terminalling and storage	$65,968	$—	$—	$—		$65,968
Marine transportation	45,563	—	—	—		45,563
Natural gas services	—	—	35,343	—		35,343
Sulfur services	6,075	—	—	—		6,075
Product sales:
Natural gas services	581,938	—	—	—		581,938
Sulfur services	110,713	—	—	—		110,713
Terminalling and storage	105,716	—	—	—		105,716
	798,367	—	—	—		798,367
Total revenues	915,973	—	35,343	—		951,316

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	559,320	—	—	—		559,320
Sulfur services	83,168	—	—	—		83,168
Terminalling and storage	94,835	—	—	—		94,835
	737,323	—	—	—		737,323
Expenses:
Operating expenses	92,152		15,624	—		107,776
Selling, general and administrative	17,351	—	2,382	—		19,733
Depreciation and amortization	28,586	—	9,093	15,972	(k)	53,651
Total costs and expenses	875,412	—	27,099	15,972		918,483
Other operating income (loss)	54	—	(2,615)	—		(2,561)
Operating income	40,615	—	5,629	(15,972)		30,272

Other income (expense):
Equity in earnings of unconsolidated entities	1,642	2,235	—	243	(g)	4,120
Interest expense	(22,892)	—	(6,121)	(2,118)	(e)	(31,999)
				(1,743)	(h)
				875	(j)
Debt prepayment premium	(7,767)	—	—	—		(7,767)
Other, net	(117)	—	(113)	—		(230)
Total other expense	(29,134)	2,235	(6,234)	(2,743)		(35,876)
Net income before taxes	11,481	2,235	(605)	(18,715)		(5,604)
Income tax expense	(654)	—	—	—		(654)
Net income	10,827	2,235	(605)	(18,715)		(6,258)
Less general partner's interest in net income	(217)	—	—	—		(217)
Less income allocable to unvested restricted units	(29)	—	—	—		(29)
Limited partners' interest in net income	$10,581	$2,235	$(605)	$(18,715)		$(6,504)

Net income per unit attributable to limited partners - basic	$0.38					$(0.23)
Weighted average limited partner units - basic	27,757					27,757

Net income per unit attributable to limited partners - diluted	$0.38					$(0.23)
Weighted average limited partner units - diluted	27,791					27,757

See accompanying notes to the unaudited pro forma financial statements.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO UNAUDITED CONSOLIDATED AND CONDENSED PRO FORMA FINANCIAL STATEMENTS

(a)	Reflects $120.0 million in borrowings under the Partnership's revolving credit facility to finance the Transaction.

(b)
Reflects the allocation of the $120.0 million payment for the purchase of the approximate 58% interest in Cardinal not previously owned. Based on the Transaction purchase price of $120.0 million, this represents fair value on a 100% basis of $207.0 million, resulting in a fair value of $87.0 million for the Partnership’s existing approximate 42% interest in Cardinal. Based on the application of purchase accounting at the date of the acquisition, this resulted in a $29.3 million reduction in the Partnership’s carrying value of it's investment in Cardinal. The carrying value of Cardinal's net assets at June 30, 2014 was $353.5 million. The following preliminary purchase price allocation was based on management estimates. The final allocation will be completed by December 31, 2014 based on a third party valuation.

(In thousands)
Current assets	$24,615
Property, plant and equipment	379,106
Other assets, including intangibles	96,191
Current liabilities	(20,561)
Long-term liabilities	(272,351)
Total	$207,000

(c)	Reflects Partnership borrowings and Cardinal restricted cash utilized to repay all Cardinal debt.

(d)
Reflects the adjustment of the incremental amount of amortization of the carrying value of the Partnership's equity interest in WTLPG in excess of Holding's carrying value of the underlying net assets. Of the excess basis of $95.9 million, $48.0 million will be amortized over approximately 35 years. The annual amount of excess amortization will decrease by $80 thousand compared to historical amounts recorded.

(e)
Reflects the additional interest expense resulting from the $134.4 million in borrowings under the Partnership's credit facility to finance the acquisition of Holdings. The interest rate used for the pro forma adjustment was 3.15%, which represents the Partnership's weighted average rate on the facility at the time of the transaction. The interest rate can vary and an increase of 1/8% would increase interest expense and decrease income before income taxes by $0.2 million annually.

(f)	Reflects the elimination of the Partnership's equity in loss of Cardinal for the year ended December 31, 2013.

(g)	Reflects the elimination of the Partnership's equity in loss of Cardinal for the six months ended June 30, 2014.

(h)
Reflects the additional interest expense resulting from $120.0 million in borrowings under the Partnership's credit facility to finance the Transaction. The interest rate for the proforma adjustment was 2.90%, which represents the Partnership's weighted average rate on the facility at the time of the Transaction. The interest rate can vary and an increase of 1/8% would increase interest expense and decrease income before taxes by $0.2 million annually.

(i)	Reflects the additional equity in earnings of Holdings for the period January 1, 2014 to May 14, 2014, the period prior to its acquisition by the Partnership.

(j)	Reflects the reduction in interest expense based on the difference between the borrowing rates for the Partnership and Cardinal.

(k)
Reflects the increase in depreciation and amortization expense due to (i) a decrease in depreciation resulting from the pro forma reduction in property, plant and equipment, depreciated on a straight-line basis over periods of 5 to 50 years and (ii) an increase in the amortization of above-market gas storage customer contracts with definitive lives amortized based upon the terms of the individual contracts. The weighted average life of these contracts, based upon contracted volumes, is 5.2 years.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO UNAUDITED CONSOLIDATED AND CONDENSED PRO FORMA FINANCIAL STATEMENTS

Non-GAAP Financial Measures

Our management uses a variety of financial and operational measurements other than our financial statements prepared in accordance with U.S. GAAP to analyze our performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. Our management views these measures as important performance measures of core profitability for our operations and the ability to generate and distribute cash flow, and as key components of our internal financial reporting. We believe investors benefit from having access to the same financial measures that our management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historic costs of depreciable assets. We have included information concerning EBITDA and adjusted EBITDA because they provide investors and management with additional information to better understand the following: financial performance of our assets without regard to financing methods, capital structure or historical cost basis; our operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. Our method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind our use of adjusted EBITDA is to measure the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make distributions to our unit holders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by our management and by external users of our financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by us to the cash distributions we expect to pay our unitholders. Distributable cash flow is also an important financial measure for our unitholders since it serves as an indicator of our success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not we are generating cash flow at a level that can sustain or support an increase in our quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with U.S. GAAP. Our method of computing these measures may not be the same method used to compute similar measures reported by other entities.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO UNAUDITED CONSOLIDATED AND CONDENSED PRO FORMA FINANCIAL STATEMENTS

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the six months ended June 30, 2014.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	MMLP Historical	Holdings (l)	Cardinal	Pro Forma Adjustments	Pro Forma Consolidated

Net income (loss)	$10,827	$2,235	$(605)	$(18,715)	$(6,258)
Adjustments:
Interest expense	22,892	—	6,121	2,986	31,999
Income tax expense	654	—	—	—	654
Depreciation and amortization	28,586	—	9,093	15,972	53,651
EBITDA	62,959	2,235	14,609	243	80,046
Adjustments:
Equity in (earnings) loss of unconsolidated entities	(1,642)	(2,235)	—	(243)	(4,120)
Gain on sale of property, plant and equipment	(54)	—	2,615	—	2,561
Debt prepayment premium	7,767	—	—	—	7,767
Distributions from unconsolidated entities	1,341	4,200	—	—	5,541
Unit-based compensation	387	—	—	—	387
Adjusted EBITDA	70,758	4,200	17,224	—	92,182
Adjustments:
Interest expense	(22,892)	—	(6,121)	(2,986)	(31,999)
Income tax expense	(654)	—	—	—	(654)
Amortization of debt discount	1,305	—	—	—	1,305
Amortization of debt premium	(82)	—	—	—	(82)
Amortization of deferred debt issuance costs	4,588	—	951	—	5,539
Non-cash mark-to-market on derivatives	547	—	49	—	596
Payments of installment notes payable and capital lease obligations	—	—	—	—	—
Deferred income taxes	—	—	—	—	—
Payments for plant turnaround costs	(3,910)	—	—	—	(3,910)
Maintenance capital expenditures	(8,954)	—	—	—	(8,954)
Distributable Cash Flow	$40,706	$4,200	$12,103	$(2,986)	$54,023

(l) This column represents financial information of Holdings for the period January 1, 2014 to May 14, 2014, the period prior to its acquisition by the Partnership.

MARTIN MIDSTREAM PARTNERS L.P.
NOTES TO UNAUDITED CONSOLIDATED AND CONDENSED PRO FORMA FINANCIAL STATEMENTS

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the year ended December 31, 2013.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	MMLP Historical	Holdings	Cardinal	Pro Forma Adjustments	Pro Forma Consolidated

Net income (loss)	$(13,354)	$4,789	$(128,283)	$18,093	$(118,755)
Adjustments:					—
Interest expense	42,495	2	9,798	6,861	59,156
Income tax expense	753	—	—	—	753
Depreciation and amortization	52,240	—	18,752	29,192	100,184
EBITDA	82,134	4,791	(99,733)	54,146	41,338
Adjustments:
Impairment	—	—	129,384	—	129,384
Equity in (earnings) loss of unconsolidated entities	53,048	(4,988)	—	(54,226)	(6,166)
(Gain) loss on sale of property, plant and equipment	(217)	—	921	—	704
Gain on sale of equity method investment	(750)	—	—	—	(750)
Gain on involuntary conversion of property, plant and equipment	(909)	—	—	—	(909)
Debt prepayment premium	272	—	—	—	272
Distributions from unconsolidated entities	3,476	7,400	—	—	10,876
Unit-based compensation	911	—	—	—	911
Adjusted EBITDA	137,965	7,203	30,572	(80)	175,660
Adjustments:
Interest expense	(42,495)	(2)	(9,798)	(6,861)	(59,156)
Income tax expense	(753)	—	—	—	(753)
Amortization of debt discount	306	—	—	—	306
Amortization of deferred debt issuance costs	3,700	—	1,901	—	5,601
Non-cash mark-to-market on derivatives	—	—	(110)	—	(110)
Payments of installment notes payable and capital lease obligations	(307)	—	—	—	(307)
Maintenance capital expenditures	(11,445)	—	(1,088)	—	(12,533)
Distributable Cash Flow	$86,971	$7,201	$21,477	$(6,941)	$108,708